Exhibit 10.4

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Agreement is made on                      , by and between the following Parties in       , People’s Republic of China (“China”):

Party A:

Legal representative:

Party B:                                          ID:

Address:

WHEREAS:

1.             Confidential Business Information (see below for definition) is the important intangible asset of Party A, and any disclosure of them will cause immeasurable loss to Party A.

2.             Party B is or is looking for being employed by Party A, therefore, to some extent, he/she may learn or contact some confidential business information and secrets. Party B will bear the liability for keeping the Confidential Business Information of Party A that he/she has known or contacted in accordance with this Agreement and promise to Party A in respect of non-competition and other matters.

Now, therefore, through friendly negotiations, terms and conditions are reached as follows by and between the Parties.

Definitions:

1.             Confidential Business Information: For the purpose of this Agreement, Confidential Business Information shall mean:

(1)           Party A’s technical information, management information and commercial information that are not known by the public, can bring economic interests for Party A and are practical and are known or contacted by Party B for any reason or in any way, including but not limited to industrial property, proprietary techniques, commercial secrets, exclusive data, information of clients (agents/dealers), operational mode of enterprise or any other technical, managerial and commercial information related to the above, and any information and data known or contacted by Party B in the negotiation, signing or performance of Employment Contract (“Employment Contract”) between the Parties or in the negotiation, signing or performance of any related agreements on behalf of Party A.

(2)           For the purpose of this Agreement, the Confidential Business Information defined under the previous clause excludes any public or common used information beyond the scope of confidential information under any confidential agreements or related contracts signed by and between Party A and its clients when Party A provides services for clients, or any common information known by Party B from the employment like this in Party A.

2.             The Third Party: shall mean any individual, enterprise, authority or any other organizations or economic entities (not including the related enterprises of Party A) other than the Parties.

3.             Disclosure: shall mean utilization of Confidential Business Information in any manner in favor of Party B or the Third Party, including but not limited to utilization by Party B but not for Party A’s interests or permitting to disclose and disclosing such information to the Third Party for use. The terms of “leak”, “revealing” of “disclosure” of the Confidential Business Information shall be understood as the same.

ARTICLE 1      PROTECTION OF CONFIDENTIAL BUSINESS INFORMATION

1.1           As from the date when this Agreement is signed by and between Party A and Party B, Party B shall bear the liability for confidentiality on all Confidential Business Information of Party A which Party B has learnt and contacted, until such Confidential Business Information is publicized by Party A. Without the permission of Party A in writing, Party B shall not disclose any Confidential Business Information of Party A which Party B has learnt and contacted.

1.2           Party B hereby warrants to Party A, the employment of Party B by Party A and any actions during the employment shall not violate any confidential agreements or relevant contracts related to the confidential business information of the previous employer signed by and between Party B and any previous employers or employing units or similar beneficiaries (hereinafter referred to as “Previous Employers”). Unless Party B is authorized in writing by his/her Previous Employers, Party B shall not take any confidential business information of his/her Previous Employers to Party A, and shall not apply them to the business of Party A. If Party B violates this warranty, and his/her Previous Employers brings any claims, actions or arbitrations against Party A, Party B shall bear any legal and economic liabilities exclusively hereby, and shall compensate Party A for any economic and commercial credit loss caused hereof.

ARTICLE 2      OWNERSHIP OF CONFIDENTIAL BUSINESS INFORMATION

At any time, the ownership and intellectual property of the Confidential Business Information shall be owned exclusively by Party A. Without authorization and permission by Party A in writing, Party B shall not have any ownership, rights to use exclusively or monopolistically, rights to re-permission of the rights or other rights on the Confidential Business Information herein in any countries or districts, nor apply for patent, ownership of non-patent technology or copyright in respect of the Confidential Business Information herein in any countries or districts.

ARTICLE 3      USE OF CONFIDENTIAL BUSINESS INFORMATION

3.1           Party B shall only apply the Confidential Business Information to the business and work in favor of Party A in accordance with this Agreement and the provisions of the Employment Contract between Party A and Party B. If Party B wants to use the Confidential Business Information for other purpose, written authorization and permission shall be obtained in advance from Party A.

3.2           When performing this Agreement, the Employment Contract, Party B shall not publicize, disclose or permit the Third Party to use the Confidential Business Information mentioned above without prior written authorization and permission from Party A. From the date when Party B and Party A terminate the Employment Contract or the date when the Employment Contract becomes invalid for any other reasons, Party B shall stop using any Confidential Business Information and continue to bear liability for keeping the Confidential Business Information secret.

ARTICLE 4      MEASURES FOR CONFIDENTIALITY

After knowing and contacting the Confidential Business Information, Party B shall take strict confidential measures to ensure that, under his/her authority, such Confidential Business Information shall only be exposed to limited and necessary staff members who are able to know or contact such Confidential Business Information and shall not disclose such Confidential Business Information to the Third Party in any way.

ARTICLE 5      OWNERSHIP OF INTELLECTUAL PROPERTY

5.1           Any intellectual property of the invention, design, works, software, technological achievement, document, information and/or data (including patent right, trade mark, copyright, know-how and application right) which are accomplished directly and indirectly (including finished jointly) by Party B during his/her employment or his/her working or by using the conditions and resources provided by Party A, whether or not are related to the work or the business of the company, shall be wholly belonged to Party A, and Party B shall disclose and deliver any relevant document, data and instruction to the company. Party B shall not apply for a patent right, ownership of non-patent technology or copyright with regard to such intellectual property in any countries or districts.

5.2           With the consent of Party A, the right of authorship (such as the inventor of the patent, right of authorship of copyright) may be granted to Party B who finishes the work and technological achievement.

5.3           Party A may give some rewards for the outstanding achievement accomplished by Party B.

5.4           Party B hereby shall authorize Party A to be the legal right holder irrevocably, and shall authorize Party A to apply these works and technological achievement to any authorities and registration organs for patent right, trade mark and copyright.

ARTICLE 6      NON-COMPETITION

For the purpose of this Agreement, at any time, including the period when Party B works for Party A and [2] years after Party B terminates its labor relationship with Party A for any reasons, Party B shall neither directly or indirectly engage in any businesses which are material and potential competitive with the operations or businesses of Party A, nor establish, invest, assist or join any enterprises established by a Third Party which engage in the businesses which are material and potential competitive with the operations or businesses of Party A, but not including any investment by Party B in a manner of stock capital in any corporation whose stocks are listed and exchanged in any stock exchange. Party A is entitled to, but not obliged to, exercise its rights to impose such restrictions on Party B by paying Party B such competition restriction compensation as equivalent to [x%] of annual salary of Party B of the previous year at the time of the termination or expiration (but without renewal) of the employment contract between Party A and Party B.  Party B’s rejection to any such competition offered by Party A shall not exempt Party B from his/her obligations under this Article.  In case Party B violates this provision, it shall pay at least [            ] (RMB[              ] yuan) as the liquidated damage in a lump sum to Party A. The payment of such damage does not relieve Party B from fulfilling its obligations under this Agreement. When the damage paid is less than the loss caused by Party B to Party A, Party A shall be entitled to require Party B and the related Third Party to compensate for any loss thus incurred in full.

ARTICLE 7      NON-SOLICITATION

Without the written consent in advance from Party A, Party B shall not, in its name or on behalf of any person or organization, solicit or urge to solicit the following staff members or conduct to solicit or urge them to depart from the company or group during the period Party B works for Party A or within [2] years after the termination of his/her service.

(1)           Any person employed by the company or group when his/her service in the company or group is terminated; or

(2)           Any customer and client of the company or group when his/her service in the company or group is terminated (including the agent and dealer).

ARTICLE 8      ACCUMULATION OF RIGHTS

Any rights, powers, privileges and relief under this Agreement are accumulative, and shall not be exclusive of any other rights, powers, privileges and relief entitled in accordance with laws or other agreements. Failure or delay to perform the rights, powers, privileges and relief under this Agreement shall not be deemed as a waiver of such rights, powers, privileges and relief. Any individual or partial performance of the rights, powers, privileges and relief under this Agreement shall not affect the further performance of such rights, powers, privileges, relief and other rights.

ARTICLE 9      LIABILITY FOR BREACH OF CONTRACT

Party A shall be entitled to require Party B to compensate for any loss resulted from Party B’s violation of any provisions or promises under this Agreement, including but not limited to any material loss, expected profits from business and any loss resulted from the behaviors that Party B uses, discloses and grants permission to a Third Party to use the Confidential Business Information, and in addition, Party A shall be also entitled to take any other actions stipulated by laws to investigate and fix Party B’s legal and economic liabilities for disclosure of the Confidential Business Information, and the Third Party’s legal and economic liabilities for using such Confidential Business Information mentioned above through disclosure and permission by Party B.

ARTICLE 10    VALIDITY OF TERMS AND CONDITIONS

Where any provisions under this Agreement shall be deemed as invalid or unenforceable by relevant law and regulation, the legality, effectiveness and enforceability of any other provisions under this Agreement shall not be affected, and they shall be effective and binding on both Parties.

ARTICLE 11    APPLICABLE LAWS AND SETTLEMENT OF DISPUTES

The Agreement is governed and constructed by the related laws of China. All disputes arising from the execution of, or in connection with the Agreement shall be firstly settled through negotiation between both Parties; in case no settlement to disputes can be reached through the negotiation, either Party shall have the right to bring the disputes for settlement before a people’s court where Party A locates. During the action, the other previsions under this Agreement shall be performed continuously except the matters in dispute and in action.

ARTICLE 12    ENFORCEMENT AND SUPPLEMENTARY OF AGREEMENT

The Agreement shall come into effect on the date when it is signed by both Parties and continue to be effective after the termination of the labor relationship between Party A and Party B. But this Agreement shall not be the Employment Contract between Party A and Party B and shall not constitute a warranty for signing the Employment Contract between the Parties in the future.

Any pending matters not contained in this Agreement can be further discussed by both Parties and the supplementary agreements can be concluded accordingly. The supplementary agreements shall constitute an integral part of this Agreement and shall be equally authentic with this Agreement.

This Agreement is made in duplicate, each copy for each Party and they shall be equally authentic.

IN WITNESS WHEREOF this Agreement is made by and between Party A and Party B on the date and the place marked on the head of this Agreement.

Party A: [                                              ] (seal)

Authorized representative (signature):

Party B:

Party B: (signature)